Exhibit 5.1

              [Letterhead of Cleary, Gottlieb, Steen and Hamilton]



Writer's Direct Dial:  (212) 225-2920

                                                              April 22, 1999


Mr. Gerald L. Gitner
Chairman and Chief Executive Officer
Trans World Airlines, Inc.
515 N. Sixth Street
St. Louis, Missouri 63101

Dear Sirs:

     Trans World Airlines, Inc., a Delaware corporation, has requested our opinion in connection with a Registration Statement on Form S-8 (the "Registration Statement") to be filed by it today with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the shares of Common Stock, $.01 par value, of Trans World Airlines, Inc. (the "Company"), to be issued pursuant to the Letter of Agreement between the Company and The Air Line Pilots in the service of the Company as represented by The Air Line Pilots Association International, dated as of September 1, 1998 (the "Program").

     We have examined and are relying on originals, or copies certified or otherwise identified to our satisfaction, of such corporate records and such other instruments, certificates and representations of public officials, officers and representatives of Trans World Airlines, Inc., and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below.

     Based on the foregoing, it is our opinion that the shares of Trans World Airlines, Inc., issuable under the Program are duly authorized and, when issued in accordance with the terms of the Program, at prices in excess of the par value thereof, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term "expert" as used in the Act or the rules and regulations of the Commission issued thereunder.

                                        Very truly yours,

                                        CLEARY, GOTTLIEB, STEEN & HAMILTON



                                        By:  /s/ Arthur H. Kohn
                                             -------------------
                                             Arthur H. Kohn, a partner